Exhibit 10.2

Execution Version

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made and entered into as of June 13, 2017, by and among Minerva Neurosciences, Inc., a Delaware corporation (the “Company”), and Johnson & Johnson Innovation – JJDC, Inc. (f/k/a Johnson & Johnson Development Corporation), a New Jersey corporation (the “Seller”).

RECITAL

WHEREAS, the Company and Janssen Pharmaceutica N.V., an affiliate of the Seller (“Janssen”), are entering into an amendment to that certain Co-Development and License Agreement by and between the Company and Janssen dated as of February 13, 2014 (the “Amendment”); and

WHEREAS, in connection with the Amendment, the Seller desires to sell to the Company an aggregate of 3,892,256 shares (the “Repurchase Shares”) of the Company’s common stock, par value $0.0001 per share, and the Company has agreed to purchase the Repurchase Shares from the Seller, for a purchase price per share of $0.0001, or $389.23 in the aggregate (the “Purchase Price”), subject to the conditions set forth in this Agreement (the “Repurchase Transaction”).

AGREEMENT

NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants, and agreements in this Agreement, the parties agree as follows:

1. Purchase and Sale of Repurchase Shares. Upon the terms and subject to the conditions contained in this Agreement, the Company hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell, assign, transfer and convey to the Company, the Repurchase Shares, and all rights associated therewith, free and clear of any Encumbrance (as defined below) (other than, for the avoidance of doubt, any Encumbrance created by the Company or in respect of obligations of the Company), for the Purchase Price.

2. The Closing. The closing of the sale and purchase of the Repurchase Shares (the “Closing”) shall take place at the offices of the Company, on the third business day following the satisfaction of all closing conditions set forth in Sections 6 and 7 hereof, or at such other time and place as may be agreed upon by the Company and the Seller (the date of Closing, the “Closing Date”).

3. Delivery of Repurchase Shares; Payment of Purchase Price. At the Closing, (a) the Seller shall deliver to the Company an instrument of transfer for the Repurchase Shares in a form acceptable to Computershare Trust Company, N.A., the Company’s transfer agent, and (b) the Company shall pay the Purchase Price to the Seller by wire transfer of immediately available funds to the account specified by the Seller to the Company.

4. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Company that:

a. The execution, delivery, and performance of this Agreement have been duly authorized by the necessary corporate action of the Seller, and this Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b. The Seller is the record and beneficial owner of the Repurchase Shares, free and clear of any liens, encumbrances, restrictions on transfer, taxes, charges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, restrictions, and demands, whether voluntarily incurred or arising by operation of law, including without limitation any agreement to give any of the foregoing in the future (“Encumbrance”). Except for this Agreement and the commitments made by affiliates of the Seller to the European Commission in connection with the Pending Acquisition (as defined below), the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, assign or otherwise dispose of, or create any Encumbrance with respect to, the Repurchase Shares.

c. The sale and delivery of the Repurchase Shares to the Company pursuant to this Agreement will vest in the Company good and marketable title to the Repurchase Shares, free and clear of any Encumbrances.

d. The execution and delivery of this Agreement by the Seller and the performance by the Seller of the transactions contemplated hereby do not (i) violate any provision of any law applicable to the Seller or the transactions contemplated hereby, or (ii) result in a breach of, cause a default under (with or without notice, or lapse of time, or both), conflict with, or result in a termination of any agreement, contract or arrangement to which the Seller is a party or by which its assets are bound.

e. The Seller has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase Transaction. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Transaction and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Company as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase Transaction.

The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

f. The Seller acknowledges and understands that the Company and its officers and affiliates may possess material non-public information not known to the Seller that may impact the value of the Repurchase Shares (the “Non-Public Information”) that the Company is unable to disclose to the Seller, including without limitation, (i) information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (ii) information otherwise received from the Company on a confidential basis, and (iii) information received on a privileged basis from the attorneys and financial advisers representing the Company and its Board of Directors. The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Seller and the Company. Notwithstanding this, the Seller has deemed it appropriate to engage in the Repurchase Transaction. The Seller hereby waives any claim, or potential claim, it has or may have against the Company, including, but not limited to, its respective officers, managers, members, successors and assigns, relating to such person’s or entity’s possession and nondisclosure to the Seller of Non-Public Information that has not been requested by the Seller in connection with the entry into this Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to the Seller that:

a. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

b. The execution, delivery, and performance of this Agreement have been duly authorized by the necessary corporate action of the Company, and this Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated hereby do not (i) violate any provision of the governing documents of the Company, (ii) violate any provision of any law applicable to the Company or the transactions contemplated hereby, or (iii) result in a breach of, cause a default under (with or without notice, or lapse of time, or both), conflict with, or result in a termination of any agreement, contract or arrangement to which the Company is a party or by which its assets are bound.

d. Except for the representations and warranties made by the Company in this Section 5, neither the Company nor any other person makes any representation or warranty with respect to the Company or its subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Seller or their representatives of any documentation, forecasts, projections, estimates, budgets or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Section 5, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Seller (including any opinion, information, projection, or advice that may have been or may be provided to the Seller by any manager, officer, employee, agent, consultant, or representative of the Company).

e. The Company is relying on the representations and warranties of the Seller in Section 4 for all purposes.

6. Conditions to the Seller’s Obligations at Closing. The obligation of the Seller to sell the Repurchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a. The settlement of the public tender offer (the “Pending Acquisition”) by Janssen Holding GmbH, a Swiss corporation and an affiliate of the Seller (“Janssen Holding”), for all publicly held registered shares of Actelion Ltd, a Swiss corporation, shall have occurred or, the acquisition of Actelion Ltd or substantially all of the outstanding equity or assets of Actelion Ltd by Janssen Holding, Seller or any affiliate of either of the foregoing shall have occurred by means of any alternative structure.

b. The representations and warranties of the Company contained in Section 5 shall be true and correct in all respects as of the Closing.

c. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

d. Johnson & Johnson, an affiliate of the Seller, shall have received confirmation from the European Commission in writing that it either: (a) approves the terms of this Agreement and the amendment; or (b) does not object to the terms of this Agreement and the Amendment.

7. Conditions to the Company’s Obligations at Closing. The obligations of the Company to purchase the Repurchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a. The representations and warranties of the Seller contained in Section 4 shall be true and correct in all respects as of the Closing.

b. The Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Seller on or before the Closing.

8. Public Announcements. No written publication, news release or other written public announcement relating to this Agreement, or to the execution or effectiveness hereof or performance hereunder, shall be made without the other parties’ written consent. Notwithstanding the foregoing, any disclosure which is required by stock exchange regulation or by applicable law as advised by the disclosing party’s counsel may be made without the prior consent of the other parties, provided that the other parties shall be given prompt notice of any such legally required written disclosure and the disclosing party, to the extent reasonably practicable, shall provide the other parties an opportunity to comment on the proposed written disclosure prior to its disclosure or release.

9. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

10. Termination. This Agreement shall automatically terminate, without any further action on the part of the Company or the Seller, if the Closing does not occur on or prior to August 31, 2017, unless the parties mutually agree to a later date. Further, this Agreement may be terminated upon prior written notice by the Seller to the Company if the Pending Acquisition is abandoned by Janssen Holding. In the event of the termination of this Agreement, neither the Company nor the Seller shall have any liability or obligation to the other under or in respect of this Agreement, except to the extent of any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto except that the provisions of Section 8 and Sections 10 through 19 shall survive the termination of this Agreement.

11. Further Action. Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

12. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:

To the Company:

Minerva Neurosciences, Inc.

1601 Trapleo Road, Suite 284

Waltham, MA 02451

Attention: Chief Executive Officer

To the Seller:

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

United States of America

Fax: +1 732 524-5304

Attention: General Counsel

13. Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors in interest. Neither party may assign this Agreement without the prior written consent of the other.

15. Governing Law. This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

16. Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

17. Waiver of Jury Trial. Each of the parties to this Agreement acknowledges and agrees that any controversy arising under this Agreement is likely to involve complicated and difficult issues. As a result, each party to this Agreement irrevocably and unconditionally waives any right that such party may have to a trial by jury in respect to litigation arising out of this Agreement or the transactions contemplated hereby. Each party to this Agreement understands and has considered the implications of this waiver and makes this waiver voluntarily.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

19. Entire Agreement. This Agreement and the Amendment constitute the entire agreement of the parties with respect to the matters set forth herein and supersede any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may be amended or modified, and any provision of this Agreement may be waived, only by a writing signed by each of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement upon the date written above.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer
Name:	Remy Luthringer, Ph.D.
Title:	President and CEO

JOHNSON & JOHNSON INNOVATION – JJDC, INC.

By:	/s/ Tom Heyman
Name:	Tom Heyman
Title:	President

Signature Page to Stock Repurchase Agreement